SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[ ] Preliminary Information Statement	[_] Confidential, For Use of the Commission only
(as permitted by Rule 14c-5(d)(2))
[X] Definitive Information Statement

POINT ACQUISITION CORPORATION

(Name of Registrant as Specified in Its Charter)

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SCHEDULE 14C INFORMATION STATEMENT

(Pursuant to Regulation 14C of the Securities Exchange Act

of 1934 as amended)

Point ACQUISITION CORPORATION

No. 88 Gengsheng Road, Dayugou Town

Gongyi, Henan China 451271

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of Point Acquisition Corporation (the “Company”), a Nevada corporation, to the holders of record (the “Stockholders”) of the Company’s outstanding common stock, $.001 par value per share (the “Common Stock”), at the close of business on April 25, 2007 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.  This Information Statement relates to the written consent in lieu of a meeting, dated April 25, 2007 (the “Written Consent”) of Stockholders of the Company owning at least a majority of the outstanding shares of Common Stock as of the Record Date (the “Majority Stockholders”).  Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to Point Acquisition Corporation.

This Information Statement is being furnished to the Stockholders for the purpose of informing them of a change of our corporate name from “Point Acquisition Corporation” to “China Minerals Technologies, Inc.”

Our Board of Directors unanimously approved the change of our name to “China Minerals Technologies, Inc.”  The name change is in the best interests of our Stockholders and will more accurately reflect our future business as disclosed in our current report on Form 8-K filed with the Securities Exchange Commission (the “SEC”) on April 27, 2007.  We also received the Written Consent of the Majority Stockholders.  We will, when permissible following the expiration of the twenty-day (20) period mandated by Rule 14c and the provisions of the Nevada Revised Statutes, file an amendment to our articles of incorporation (the “Amendment”) to effectuate the name change.

The proposed Amendment, attached hereto as Appendix A, will become effective when it is filed with the Nevada Secretary of State.  We anticipate that such filing will occur twenty (20) days after this Information Statement is first mailed to our stockholders.

The entire cost of furnishing this Information Statement will be borne by us.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them.

Our board of directors has fixed the close of business on April 25, 2007 as the Record Date for the determination of the Stockholders who are entitled to receive this Information Statement.  On the Record Date 1,802,871 shares of Common Stock were issued and outstanding.  We anticipate that this Information Statement will be mailed on or about May 12, 2007 to all Stockholders as of the Record Date.

Only one Information Statement is being delivered to two or more security holders who share an address unless we have received contrary instruction from one or more of the security holders.  We will promptly deliver upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.  If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at our executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Interests of Certain Persons in or Opposition to Matters to be Acted Upon

Except as disclosed elsewhere in this Information Statement, since January 1, 2007, being the commencement of the current fiscal year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1. any of our directors or officers;

2. any proposed nominees for election as our director; and

3. any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled “Principal Shareholders and Security Ownership of Management”. To our knowledge, no director has advised that he intends to oppose any action described herein.

Principal Shareholders And Security Ownership Of Management

The following table sets forth information regarding beneficial ownership of our Common Stock as of the Record Date, (i) by each person who is known by us to beneficially own more than 5% of our Common Stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Name & Address of Beneficial Owner	Office, If Any	Title of Class	Amount & Nature of Beneficial Ownership(1)	Percent of Class(2)
Officers and Directors
Timothy P. Halter(3) 12890 Hill Top Road Argyle, TX 76226	Director, President, Secretary and Treasurer	Common Stock, $0.001 par value	1,270,400	70.5%
5% Securities Holder
David Brigante (3) 12890 Hill Top Road Argyle, TX 76226		Common Stock, $0.001 par value	1,270,400	70.5%
George L. Diamond (3) 12890 Hill Top Road Argyle, TX 76226		Common Stock, $0.001 par value	1,270,400	70.5%
Marat Rosenberg (3) 12890 Hill Top Road Argyle, TX 76226		Common Stock, $0.001 par value	1,270,400	70.5%
Glenn A. Little(4) 211 West Wall Street Midland TX 79701		Common Stock, $0.001 par value	268,200	14.9%
Shufang Zhang 12890 Hill Top Road Argyle, TX 76226		Common Stock, $0.001 par value	127,400	7.0%
All Officers and Directors as a Group
(1 person named above)		Common Stock, $0.001 par value	1,270,400	70.5%

* Less than 1%

1Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our Common Stock.

2A total of 1,802,871 shares of our Common Stock were issued and outstanding as of the Record Date.  For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

3 Includes 1,270,400 shares of our Common Stock owned by Halter Financial Investments, L.P., or “HFI”, of which Halter Financial Investments GP, LLC is the sole general partner. The limited partners of HFI are: (i) TPH Capital, L.P. of which TPH Capital GP, LLC is the general partner and Timothy P. Halter is the sole member of TPH Capital GP, LLC; (ii) Bellfield Capital Partners, L.P. of which Bellfield Capital Management, LLC is the sole general partner and David Brigante is the sole member of Bellfield Capital Management, LLC; (iii) Colhurst Capital L.P of which Colhurst Capital GP, LLC is the general partner and George L. Diamond is the sole member of Colhurst Capital GP, LLC; and (iv) Rivergreen Capital, LLC of which Marat Rosenberg is the sole member. As a result, each of the foregoing persons may be deemed to be a beneficial owner of the shares held of record by HFI.

4 Includes 200,000 shares of our Common Stock held by Pershing LLC FBO Glenn A Little IRA Acct. #018 803049 and 68,200 shares of our Common Stock held of record by Glenn A. Little.

Amendment to the Corporation’s Articles

On April 25, 2007, our board of directors approved, subject to receiving the approval of a majority of the holders of our Common Stock, an amendment to our Articles of Incorporation to change the name of our company from “Point Acquisition Corporation” to “China Minerals Technologies, Inc.”

Stockholder approval for the change of name was obtained by the written consent of Halter Financial Investments, L.P., the owner of 1,270,400 shares of our Common Stock constituting 70.5% of our outstanding Common Stock on the Record Date.  The change of name will not become effective until at least twenty (20) days after this Information Statement is first mailed to holders of our Common Stock and until the appropriate filings have been made with the Nevada Secretary of State.

Changes to our Business and Change of Control

As a result of the reverse acquisition transaction with Powersmart Holdings Limited disclosed in our current report on Form 8-K filed with the SEC on April 27, 2007, we entered into a new business.  Through our Chinese subsidiaries, we develop, manufacture and market a broad range of mineral-based products. Through our own sales team, we sell our products to customers in over 25 provinces in China as well as in other countries in Asia, Europe and the United States.

We divide our product lines into three segments: monolithic refractories based on specific mixture formulas, industrial ceramics, and fracture proppant. Refractory products are high-temperature-resistant products. Because of their unique heat-resistant qualities, refractory products are used as linings and key components in industrial furnaces, ladles, vessels, and other heavy industrial machines that must operate at high temperatures for a long period of time without interruption, which improves their productivity, minimize heat and mass losses, and reduce the overall production costs. Industries that use refractory products include the iron, steel, cement, glass, chemical, petro-chemical, and non-ferrous industries. Our industrial ceramic products include plates, tubes, elbows, rollers, cylinders and plugs, wearable valves, and alveolate ceramics. They are used as components in a variety of end products such as switches, fuses, power generators, oil field plug pumps, and reheating furnaces. Our fracture proppant products are used as materials for extracting crude oil and natural gas. Fracture proppant helps increase the productivity of crude oil and natural gas wells.

Besides selling our own products, sometimes we purchase and resell small quantities of shaped refractories from third parties to fulfill some of our project contract requirements. We sell our refractory products to companies in the iron, steel, petroleum, chemical, glass and non-ferrous industries, but by far, our largest customers are in the steel making sector.

In addition to product sales, we also offer contract maintenance sales to the steel manufacturing sector, which can be purchased on an annual basis to service ladles, troughs, and tundishs. For our contract maintenance sales, we bill the customers by reference with tons of steel produced by them. If we are able to control our materials costs, then we can earn higher margins from the contract maintenance sales when compared with product sales.

Dissenters Rights

Under Nevada law, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to our proposed amendments to our Articles of Incorporation.

Available Information

Please read all the sections of the Information Statement carefully.  We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, files reports, proxy statements and other information with the SEC.  These reports, proxy statements and other information filed by us with the SEC may be inspected without charge at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549.  Copies of this material also may be obtained from the SEC at prescribed rates.  The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC.  Copies of these materials may be obtained from the SEC’s website at http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Point Acquisition Corporation has duly caused this report to be signed by the undersigned hereunto authorized.

May 17, 2007

POINT ACQUISITION CORPORATION

By: /s/ Shunqing Zhang

        Shunqing Zhang

        CEO, and President

APPENDIX A

DEAN HELLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada  89701-4299

(775) 684 5708

Website:  secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

Important:  Read attached instructions before completing form.

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporation

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.  Name of corporation: Point Acquisition Corporation

2. The articles have been amended as follows:  (provide article numbers, if available):

Article 1 of the Company is amended to read: “China Minerals Technologies, Inc.”

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:  70.5%

4. Effective date of filing (optional): _________________________________________________________
                                                                (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):  ____________________________________________________________

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees.  See attached fee schedule.